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                                  POWER OF ATTORNEY


               THE UNDERSIGNED  director  of  Culp,  Inc.  (the  "Company")

          hereby  appoints Franklin  N. Saxon  as the  undersigned's lawful agent and  attorney-in-fact, with full power  of substitution and resubstitution,  for and  on  behalf  and  in  the  name  of  the undersigned, to execute and file with the Securities and Exchange

          Commission (the "Commission") a registration statement on Form S-

          8 pursuant to the Securities Act of 1933, as amended (the "Act"),

          for  the  purpose of  registering shares  to  be issued  upon the exercise of options granted under the Company's 1993 Stock Option

          Plan (the "Plan") and the resale of such shares  by affiliates of the Company, and any and all amendments, including post-effective amendments, and exhibits to  such registration statement, and any and  all applications  or other  documents to  be filed  with the

          Commission or elsewhere pertaining to such registration statement or amendments, with full power and authority  to take or cause to be taken all  other actions which in the  judgment of such person may be necessary or appropriate to effect  the registration under the Act of the shares of the Company's common stock offered or to be offered pursuant to the Plan, and the resale of such shares by affiliates.

               EXECUTED on the 28th day of August, 1995.



                                        /s/ Earl N. Phillips, Jr.

                                         ____________________________________
                                         Earl N. Phillips, Jr.